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                                 Exhibit 4.7


                             CORE INDUSTRIES INC
                       1993 Performance Incentive Plan

        1.  DEFINITIONS:  As used herein, the following definitions shall apply:

            (a)  "Plan" shall mean this Core Industries Inc
        1993 Performance Incentive Plan.

            (b) "Corporation" shall mean Core Industries Inc, a Nevada corporation, or any successor thereof.

            (c) "Committee" shall mean a committee meeting the standards of Rule 16b-3 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any similar successor rule, appointed by the Board of Directors of the Corporation to administer the Plan or, if no such committee is appointed, the Board of Directors as a whole.

            (d) "Participant" shall mean any individual designated by the Committee under Paragraph 6, for participation in the Plan.

            (e)  "Nonqualified Option" shall mean an option to purchase
        Common Stock of the Corporation which meets the requirements set forth in the Plan but does not meet the definition of an incentive stock option set forth in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

            (f) "Incentive Option" shall mean an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan and also meets the definition of an incentive stock option set forth in Section 422 of the Code.

            (g) "Stock appreciation right" shall mean a right to receive the appreciation in value, or percent thereof, of a specified number of shares of the Common Stock of the Corporation, as provided in Paragraph 12.

            (h) "Subsidiary" shall mean any corporation in which the Corporation owns, directly or indirectly, stock possessing more than fifty percent of the combined voting power of all classes of stock.

            (i)  "Restricted stock award" shall mean a grant of Common
        Stock of the Corporation which is subject to restrictions against transfer, forfeiture and such other terms and conditions determined by the Committee, as provided in Paragraph 18.

        2. PURPOSE OF PLAN: The purpose of the Plan is to provide key employees (including officers who are also key employees) of the Corporation and its Subsidiaries with incentives to make significant and extraordinary contributions to the long-term performance and growth of the Corporation and its Subsidiaries, to join the interests of key employees with the interests of the stockholders of the Corporation, and to facilitate attracting and retaining key employees.

        3. ADMINISTRATION: The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall determine, from those eligible to be Participants under the Plan, the persons to be granted stock options, stock appreciation rights and restricted stock, the amount of stock or rights to be optioned or granted to each such person, and the terms and conditions of any stock options, stock appreciation rights and restricted stock. Subject to the provisions of the Plan, the

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Committee is authorized to interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. Acts approved by a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

        4. INDEMNIFICATION OF COMMITTEE MEMBERS: In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option, stock appreciation right or restricted stock granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Board of Directors of the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member has acted in bad faith; provided, however, that within sixty (60) days after receipt of notice of institution of any such action, suit or proceeding a Committee member shall offer the Corporation in writing the opportunity, at its own cost, to handle and defend the same.

        5. MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN: At any given time, the maximum number of shares of stock which may be issued pursuant to restricted stock awards or with respect to which stock options or stock appreciate rights may be granted under the Plan shall be the total of:

            (a) 5% of the number of shares of Common Stock of the Corporation that were outstanding (exclusive of treasury shares) as of the end of the immediately preceding fiscal year of the Corporation (rounded downward, if necessary to eliminate fractional shares), minus the sum of:

                (1) the number of shares of restricted stock awarded during the period consisting of the immediately preceding three complete fiscal years of the Corporation and its then-current fiscal year to date (the "Adjustment Period");

                (2) the number of shares with respect to which stock options were granted during the Adjustment Period; and

                (3) the number of shares with respect to which stock appreciation rights were granted during the Adjustment Period; plus,

            (b) the number of shares with respect to which stock options or stock appreciation rights granted during the Adjustment Period have since expired or terminated for any reason other than exercise of such stock options (or related stock appreciation right) or such stock appreciation rights.

        In addition to the foregoing, in no event may the total number of shares covered by outstanding Incentive Options granted under the Plan, plus the number of shares issued in settlement of exercised Incentive Options granted under the Plan, whenever granted, exceed 1,000,000 shares.

        The number of shares with respect to which a stock appreciation right is granted during the Adjustment Period, but not the number of shares which the Corporation delivers or could deliver to a

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Participant upon exercise of a stock appreciation right, shall be charged against the aggregate number of shares available at any time under the Plan; provided, however, that in the case of a stock appreciation right granted during the Adjustment Period in conjunction with a stock option under circumstances in which the exercise of the stock appreciation right results in termination of the stock option and vice versa, only the number of shares subject to the stock option shall be charged against the aggregate number of shares available at any time under the Plan.

        The number of shares subject to each outstanding stock option or stock appreciation right or restricted stock award, the option price with respect to outstanding stock options, the grant value with respect to outstanding stock appreciation rights, and the aggregate number of shares available at any time under the Plan shall be subject to such adjustment as the Committee, in its discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation; provided, however, that no fractional shares shall be issued pursuant to the Plan, no rights may be granted under the Plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding stock option, stock appreciation right, or restricted stock award.

        6. PARTICIPANTS: The Committee shall determine and designate from time to time, in its sole discretion, those key employees (including officers who are also key employees) of the Corporation or any Subsidiary to whom stock options, stock appreciation rights, or restricted stock are to be granted or awarded and who thereby become Participants under the Plan. Subject to adjustment as provided in the final paragraph of Paragraph 5, no Participant may be granted stock options or stock appreciation rights, or be awarded restricted stock, as to more than 250,000 shares of the Corporation's Common Stock in the aggregate in any fiscal year of the Corporation.

        7. WRITTEN AGREEMENT: Each stock option, stock appreciation right and restricted stock award shall be evidenced by a written agreement between the Corporation and the Participant and shall contain such provisions as may be approved by the Committee. Such agreements shall constitute binding contracts between the Corporation and the Participant, and every Participant, upon acceptance of such agreement, shall be bound by the terms and restrictions of the Plan and of such agreement. The terms of each such agreement shall be in accordance with the Plan, but the agreements may include such additional provisions and restrictions determined by the Committee, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan.

        8. ALLOTMENT OF SHARES: The Committee shall determine and fix the number of shares of stock with respect to which each Participant may be granted stock options and stock appreciation rights and the number of shares of restricted stock which each Participant may be awarded; provided, however, that no Incentive Option may be granted under the Plan to any one Participant which would result in the aggregate fair market value, determined as of the date the option is granted, of underlying stock with respect to which Incentive Options are exercisable for the first time by such Participant during any calendar year under any plan maintained by the Corporation (or any parent or subsidiary corporation of the Corporation) exceeding $100,000.

        9. STOCK OPTIONS: Subject to the terms of the Plan, the Committee may grant to Participants either Incentive Options, Nonqualified Options or any combination thereof. Each option granted under the Plan shall designate the number of shares covered thereby, if any, with respect to which the option is

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an Incentive Option, and the number of shares covered thereby, if any, with respect to which the option is a Nonqualified Option.

        10. STOCK OPTION PRICE: Subject to the rules set forth in this Paragraph 10, at the time any stock option is granted, the Committee shall establish the price per share for which the shares covered by the option may be purchased. With respect to an Incentive Option, such option price shall not be less than 100% of the fair market value of the stock on the date on which such option is granted; provided, however, that with respect to an Incentive Option granted to an employee who at the time of the grant owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of the Corporation or of any parent or subsidiary, the option price shall not be less than 110% of the fair market value of the stock on the date such option is granted. With respect to a Nonqualified Option, the option price shall not be less than 50% of the fair market value of the stock on the date such option is granted. Fair market value of a share shall be determined by the Committee and may be determined by taking the mean between the highest and lowest quoted selling prices of the Corporation's stock on any exchange or other market on which the shares of Common Stock of the Corporation shall be traded on such date. The option price shall be subject to adjustment in accordance with the provisions of Paragraph 5 of the Plan.

        11. PAYMENT OF STOCK OPTION PRICE: At the time of the exercise in whole or in part of any stock option granted hereunder, payment of the option price in full in cash or, with the consent of the Committee, in Common Stock of the Corporation or by a promissory note payable to the order of the Corporation which is acceptable to the Committee, shall be made by the Participant for all shares so purchased. Such payment may, with the consent of the Committee, also consist of a cash down payment and delivery of such a promissory note in the amount of the unpaid exercise price. No Participant shall have any of the rights of a stockholder of the Corporation under any stock option until the actual issuance of shares to said Participant, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Paragraph 5.

        12. STOCK APPRECIATION RIGHTS: Subject to the terms of the Plan, the Committee may grant stock appreciation rights to Participants either in conjunction with, or independently of, any stock options granted under the Plan. A stock appreciation right granted in conjunction with a stock option may be an alternative right wherein the exercise of the stock option terminates the stock appreciation right to the extent of the number of shares purchased upon exercise of the stock option and, correspondingly, the exercise of the stock appreciation right terminates the stock option to the extent of the number of shares with respect to which the stock appreciation right is exercised. Alternatively, a stock appreciation right granted in conjunction with a stock option may be an additional right wherein both the stock appreciation right and the stock option may be exercised; provided, however, that a stock appreciation right may not be granted in conjunction with an Incentive Option under circumstances in which the exercise of the stock appreciation right affects the right to exercise the Incentive Option or vice versa, unless the stock appreciation right, by its terms, meets all of the following requirements:

            (a) The stock appreciation right will expire no later than the Incentive Option;

            (b) The stock appreciation right may be for no more than the difference between the option price of the Incentive Option and the fair market value of the shares subject to the Incentive Option at the time the stock appreciation right is exercised;


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            (c)  The stock appreciation right is transferable only when the
        Incentive Option is transferable, and under the same conditions;

            (d) The stock appreciation right may be exercised only when the Incentive Option is eligible to be exercised; and

            (e) The stock appreciation right may be exercised only when the fair market value of the shares subject to the Incentive Option exceeds the option price of the Incentive Option.

        Upon exercise of a stock appreciation right, a Participant shall be entitled to receive, without payment to the Corporation (except for applicable withholding taxes), an amount equal to the applicable percentage, as specified in the right, of the excess of (i) the then aggregate fair market value of the number of shares with respect to which the Participant exercises the stock appreciation right, over (ii) the aggregate fair market value of such number of shares at the time the stock appreciation right was granted. This amount shall be payable by the Corporation, in the sole discretion of the Committee or as provided in the grant of the right, in cash, in shares of Common Stock of the Corporation or any combination thereof, at the times provided in the grant of right.

        13.  GRANTING AND EXERCISE OF STOCK OPTIONS AND STOCK APPRECIATION
RIGHTS: Each stock option and stock appreciation right granted hereunder shall be exercisable at any such time or times or in any such installments as may be determined by the Committee at the time of the grant; provided, however, that no stock appreciation right or stock option granted in conjunction therewith may be exercisable prior to the expiration of six months from the date of grant unless the Participant dies or becomes disabled prior thereto. If a Participant who is granted a stock appreciation right is a person who is regularly required to report his ownership and changes in ownership of Common Stock of the Corporation to the Securities and Exchange Commission and is subject to short-swing profit liability under the provisions of Section 16(b) of the Exchange Act, then any election to exercise as well as any actual exercise of his stock appreciation right shall be made only during the period beginning on the third business day and ending on the twelfth business day following the release for publication by the Corporation of quarterly or annual summary statements of sales and earnings, or shall otherwise comply with applicable provisions of Section 16 of the Exchange Act and the rules thereunder. Notwithstanding anything contained in the Plan to the contrary, stock appreciation rights shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3(e), or any replacement rule, adopted pursuant to the provisions of the Exchange Act. In addition, the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000.

        A Participant may exercise a stock option or stock appreciation right, if then exercisable, in whole or in part by delivery to the Corporation of written notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of a stock option, by full payment for the shares with respect to which the stock option is exercised. Except as provided in Paragraph 17, stock options and stock appreciation rights may be exercised only while the Participant is an employee of the Corporation or a Subsidiary.

        Successive stock options and stock appreciation rights may be granted to the same Participant, whether or not the stock option(s) and stock appreciation right(s) previously granted to such Participant remain unexercised. A Participant may exercise a stock option or a stock appreciation right,

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if then exercisable, notwithstanding that stock options and stock appreciation rights previously granted to such Participant remain unexercised.

        14.  NON-TRANSFERABILITY OF STOCK OPTIONS AND STOCK APPRECIATION
RIGHTS: No stock option or stock appreciation right granted under the Plan to a Participant shall be transferable by such Participant otherwise than by will, or by the laws of descent and distribution, and such option and stock appreciation right shall be exercisable, during the lifetime of the Participant, only by the Participant.

        15. TERM OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS: If not sooner terminated, each stock option and stock appreciation right granted hereunder shall expire not more than 10 years from the date of the granting thereof; provided, however, that with respect to an Incentive Option or a related stock appreciation right granted to a Participant who, at the time of the grant, owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of all classes of stock of the Corporation or of any parent or subsidiary, such option and stock appreciation right shall expire not more than five years after the date of granting thereof.

        16. CONTINUATION OF EMPLOYMENT: The Committee may require, in its discretion, that any Participant under the Plan to whom a stock option or stock appreciation right shall be granted shall agree in writing as a condition of the granting of such stock option or stock appreciation right to remain in the employ of the Corporation or a Subsidiary for a designated minimum period from the date of the granting of such stock option or stock appreciation right as shall be fixed by the Committee.

        17. TERMINATION OF EMPLOYMENT: No stock option or stock appreciation right may be exercised after a Participant's termination of employment, unless:
(a) such termination of employment is due to the Participant's death or permanent disability, in which event any stock option or stock appreciation right may be exercised for up to one year following the Participant's termination of employment for such reason; (b) such termination of employment is effected by the Corporation, in which event any stock option or stock appreciation right may be exercised for up to three months following the Participant's termination of employment for such reason; (c) such termination of employment is due to the retirement of a Participant who is then 55 years of age or older and who shall have been employed by the Corporation or by a Subsidiary for at least 10 consecutive years, in which event any Incentive Option may be exercised for up to three months following the Participant's termination of employment for such reason and any Nonqualified Option or stock appreciation right may be exercised until the later of (i) three months following such retirement or (ii) the next following January 31; or (d) such termination of employment is for any reason other than as set forth in clause
(a) of this Section 17 and the Committee, in its discretion, permits such exercise (i) for a period not to exceed three months following such termination of employment with respect to Incentive Options, or (ii) for a period not to extend beyond the expiration date with respect to Nonqualified Options or stock appreciation rights. In no event, however, shall a stock option or stock appreciation right be exercisable subsequent to its expiration date. A stock option or stock appreciation right may only be exercised after termination of a Participant's employment to the extent exercisable on the date of termination of employment.

        18. RESTRICTED STOCK AWARDS: Subject to the terms of the Plan, the Committee may award shares of restricted stock to Participants. All shares of restricted stock granted to Participants under the Plan

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shall be subject to the following terms and conditions (and to such other terms and conditions prescribed by the Committee):

        (a) At the time of each award of restricted shares, there shall be established for the shares a restricted period, which shall be no less than six months. Such restricted period may differ among Participants and may have different expiration dates with respect to portions of shares covered by the same award.

        (b) Shares of restricted stock awarded to Participants may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered during the restricted period applicable to such shares. Except for such restrictions on transfer, a Participant shall have all of the rights of a stockholder in respect of restricted shares awarded to him including, but not limited to, the right to receive dividends on, and the right to vote, the shares.

        (c) If a Participant ceases to be employed by the Corporation or a Subsidiary for any reason other than death or permanent disability, all shares theretofore awarded to the Participant which are still subject to the restrictions imposed by Paragraph 18(b) shall upon such termination of employment be forfeited and transferred back to the Corporation, without payment of any consideration by the Corporation; provided, however, that in the event such employment is terminated by action of the Corporation or a Subsidiary without cause or by agreement between the Corporation or a Subsidiary and the Participant, the Committee may, in its discretion, release some or all of the shares from the restrictions.

        (d) If a Participant ceases to be employed by the Corporation or a Subsidiary by reason of death or permanent disability, the restrictions imposed by Paragraph 18(b) shall lapse with respect to shares then subject to such restrictions, unless otherwise determined by the Committee.

        (e) Stock certificates shall be issued in respect of shares of restricted stock awarded hereunder and shall be registered in the name of the Participant. Such certificates shall be deposited with the Corporation or its designee, together with a stock power endorsed in blank, and, in the discretion of the Committee, a legend shall be placed upon such certificates reflecting that the shares represented thereby are subject to restrictions against transfer and forfeiture.

        (f) At the expiration of the restricted period applicable to the shares, the Corporation shall deliver to the Participant or the legal representative of the Participant's estate the stock certificates deposited with it or its designee and as to which the restricted period has expired. If a legend has been placed on such certificates, the Corporation shall cause such certificates to be reissued without the legend.

    In the case of events such as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation, any stock, securities or other property which a Participant receives or is entitled to receive by reason of his ownership of restricted shares shall, unless otherwise determined by the Committee, be subject to the same restrictions applicable to the restricted shares and shall be deposited with the Corporation or its designee.

    19. INVESTMENT PURPOSE: If the Committee in its discretion determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon any acquisition of stock hereunder (whether by reason of the exercise of stock options or stock appreciation rights or the award of restricted shares) and as a condition to the Corporation's obligation to deliver certificates

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representing such shares, to execute and deliver to the Corporation a written statement, in form satisfactory to the Committee, representing and warranting that the Participant's acquisition of shares of stock shall be for such person's own account, for investment and not with a view to the resale or distribution thereof and that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with respect to the shares being offered and sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Corporation as to the availability of such exemption. The Corporation may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant under the Plan.

        20. RIGHTS TO CONTINUED EMPLOYMENT: Nothing contained in the Plan or in any stock option, stock appreciation right or restricted stock granted or awarded pursuant to the Plan, nor any action taken by the Committee hereunder, shall confer upon any Participant any right with respect to the continuation of employment by the Corporation or a Subsidiary as an employee nor interfere in any way with the right of the Corporation or a Subsidiary to terminate such person's employment as an employee at any time with or without cause.

        21. WITHHOLDING PAYMENTS: If upon the exercise of a Nonqualified Option or stock appreciation right, or upon the award of restricted stock or the expiration of restrictions applicable to restricted stock, or upon a disqualifying disposition (within the meaning of Section 422 of the Code) of shares acquired upon exercise of an Incentive Option, there shall be payable by the Corporation or a Subsidiary any amount for income tax withholding, in the Committee's sole discretion, either the Corporation shall appropriately reduce the amount of stock or cash to be paid to the Participant or the Participant shall pay such amount to the Corporation or Subsidiary to reimburse it for such income tax withholding. The Committee may in its sole discretion, permit Participants to satisfy such withholding obligations in whole or in part, by electing to have the amount of Common Stock delivered or deliverable by the Company upon exercise of a stock option or stock appreciation right or upon award of restricted stock appropriately reduced, or by electing to tender Common Stock back to the Company subsequent to exercise of a stock option or stock appreciation right or award of restricted stock, to reimburse the Corporation for such income tax withholding, subject to such rules and regulations as the Committee may adopt. The Committee may make such other arrangements with respect to income tax withholding as it shall determine.

        22. EFFECTIVENESS OF PLAN: The Plan shall be effective as of November 1, 1993; provided that the stockholders of the Corporation approve the Plan within 12 months of that date. Stock options, stock appreciation rights and restricted stock may be granted or awarded prior to stockholder approval of the Plan, but each such stock option, stock appreciation right or restricted stock grant or award shall be subject to stockholder approval of the Plan. No stock option or stock appreciation right may be exercised prior to stockholder approval, and any restricted stock awarded is subject to forfeiture if such stockholder approval is not obtained.

        23. TERMINATION AND AMENDMENTS OF PLAN: The Plan may be abandoned or terminated at any time by the Board of Directors of the Corporation. The termination of the Plan shall not affect the validity of any stock option, stock appreciation right or restricted stock outstanding on the date of termination.

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        For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board of Directors shall have the right, with or without approval of the stockholders of the Corporation, to amend or revise the terms of the Plan at any time; provided, however, that no such amendment or revision shall (i) increase the maximum number of shares in the aggregate which are subject to the Plan (subject, however, to the provisions of Paragraph 5), change the class of persons eligible to be Participants under the Plan or materially increase the benefits accruing to Participants under the Plan, without approval or ratification of the stockholders of the Corporation; or (ii) change the stock option price (except as contemplated by Paragraph 5) or alter or impair any stock option, stock appreciation right, or restricted stock which shall have been previously granted or awarded under the Plan, without the consent of the holder thereof.

        As adopted by the Board of Directors on November 1, 1993.




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